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                                                                   Exhibit 3.2

                                                             File Number
                                                             LP000044
                                                             Date Filed:
                                                             07-13-2007
                                                             ROBIN CARNAHAN
 FIRST AMENDMENT OF SIXTEENTH RESTATED                       SECRETARY OF STATE
  CERTIFICATE OF LIMITED PARTNERSHIP
                   OF
THE JONES FINANCIAL COMPANIES, L.L.L.P.

     The undersigned for the purpose of amending a Restated Certificate of Limited Partnership under the Missouri Uniform limited Partnership law states the following:

(1) The name of the partnership is The Jones Financial Companies, L.L.L.P. and the partnership's registration number is LP0000443.

(2)  The date the limited partnership was filed in Missouri is June 5, 1987.

(3) The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1, 1996.

(4) The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5) The Sixteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective July 1, 2007.

     Upon the admissions and withdrawals of said partners, the number of general partners is 319.

In affirmation thereof, the facts stated above are true.

Dated: July 11, 2007

                                    General Partner:



                                    By: /s/ James D. Weddle, Managing Partner


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